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                     MEMORANDUM OF AGREEMENT

BETWEEN:

     FIRST AMERICAN SCIENTIFIC CORP. (FASC), a Company duly incorporated under the laws of Nevada, and having its head offices at #1003 - 409 Granville Street Vancouver, B.C., V6C
     1T2.

AND

     THE GREEN LEAF FIBRE COMPANY, LTD. (GLF), a company duly incorporated In Northern Ireland, and having its head offices at 17 Hallynabraggett Road, Waringstown, Co Armagh, Northern
     Ireland.

WHEREAS

     FASC has filed a Patent application with the U.S. Patent Office dealing with the technology known as the Kinetic Disintegration System (KDS) (The Technology) and WHEREAS GLF is interested in conducting research mad development on the commercial viability of the Technology as it relates to the disintegration of rubber and related rubber products (herein called the Application), FASC and GLF agree that FASC will grant a licensing agreement to GLF and such licensing agreement will contain the following terms and conditions:

     1. On the terms mad conditions herein contained, FASC licenses to GLF for the territory of U.K. the Application for the use of GLF to conduct a research made development program (the Program) to analyze the performance of the KDS machine.

     2. GLF is solely responsible for all costs and expenses, within the U.K., of the Program.

     3. FASC makes no representations or warranties as is to the success of the Program.

     4. GLF is solely responsible for the cost of transportation of the KDS machine to the U.K. and is solely responsible for any modifications deemed not necessary during the Research Program.

     5. GLF agrees that it is responsible for the in installation of suitable hydraulic and electronic components to enable full functionality to U.K. standards. The Parties agree that GLF will undertake to extract an understanding of the KDS process by permitting the following academic and government bodies to research facilities:

          - Queens University Belfast
          - University Of Ulster
          - Manufacturing Technology Partnership
          - Industrial Research on Technology Unit

     6. GLF will endeavor to brief FASC on a regular basis on the progress of the Program and to make available the results of the Program.

     7. In event at GLF satisfied with the conclusion of the Program, FASC, agrees to extend the license to permit GLF to continue the Program towards achieving commercial viability (the Operation). If GLF FASC are satisfied with the the projected viability then both parties will enter into a Joint Venture Agreement to manage the ongoing Operation.

     8. FASC and GLF agree on the following objectives and management of the Joint Venture Company:

          1. In the event that GLF does not feel that the Operation is commercially viable; FASC and GLF cannot mutually agree to the terms of the Joint Venture Agreement; and GLF breaches any agreement with FASC, then GLF will forthwith, upon receiving a demand from FASC , return the KDS machine to FASC at the expense of GLF.

          2. In the event the process is deemed to be commercially viable in the rubber industry a Venture Company (JVC) will be set up to operate, manage, and/or grant licenses to businesses within the geographical boundaries of Europe.

          3. FASC agrees to give rights (license) to the JVC for any enhanced technology developed as a result this program or from any other program undertaken by FASC as applied to the rubber and rubber related industry.

          4. FASC will register the enhanced technology as it applies to the new process.

          5. The structure, management ad jurisdiction of the Joint Venture Company will be subject to a separate agreement which will include the following:

               A.   The  Company will be a new special purpose
                    Company.
               B.   FASC will subscribe for 55% of  the Share
                    Capital and GLF will subscribe for 45% of Share
                    Capital.
               C. The Management team and their expenses will form part of the admin budget.

          6. Should the process not be commercially viable in rubber industry, FASC will on mutually satisfactory terms, provide GLF with a license for other applications. In any event, GLF will be given consideration on a right of first refusal basis, on any application for the territory of the U.K. and continental Europe.




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          7.   It is agreed that both parties are entitled to enforce
               by specific performance, injunction or any other equitable remedy its respective rights.

          8. This Agreement shall be interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada.

     Agreed to this 17th day of September, 1998, as witnessed the signatures below.

First American Scientific     Green Leaf Fibre Company Ltd.


/s/ Jack E. Lovelock          /s/ illegible